Exhibit 10.22

ONE EMBARCADERO CENTER

1LIFE HEALTHCARE, INC.

FIRST AMENDMENT TO OFFICE LEASE

This FIRST AMENDMENT TO OFFICE LEASE, (the “Amendment”) is made and entered into as of the 17 day of June, 2019 (“Effective Date”) by and between One Embarcadero Center Venture, a California general partnership (“Landlord”), and 1LIFE HEALTHCARE, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A.

Tenant has entered into that certain Office Lease (the “Lease”) dated September 25, 2018, pursuant to which Tenant leases approximately 60,784 rentable square feet of office space (the “Premises”) in that certain building located in San Francisco, California and commonly known as Building Embarcadero Center (the “Building”), which building is owned by Landlord.

B.

Tenant desires to interconnect its premises on the 17th floor of the Building to the closet riser on the 13th floor of the building. Landlord is willing to grant Tenant a License for such an interconnection, subject to certain terms and conditions.

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1. Defined Terms. All terms defined in the Lease when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Number Amendment.

2. Telecommunications License.

(a)

Landlord grants Tenant a License to install one (1) Cat 6 cable from the 17th floor of the Building to the 13th floor AT&T existing fiber/equipment location via the Building’s East closet riser (the “Riser”), as shown on the plans attached as Exhibit A (“Tenant’s Installation”).

(b)	Such License is expressly subject to the following terms and conditions:

(i)

All work in connection with Tenant’s Installation, including without limitation, any maintenance, repair, replacement or removal required during the Term of this License, (collectively, “Work”) shall be supervised or performed by Landlord’s then-current riser manager or by a contractor subject to Landlord’s approval, in conformance with the policies and procedures adopted by Landlord for the Building and with the route diagrams attached hereto as Exhibit A. Tenant shall be solely responsible for the payment of all fees to the riser manager and/or contractor for such Work.

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(ii)	All cabling and conduit shall be separately labeled, per floor, and encased in a manner approved by Landlord.

(iii)

Such cabling and conduit shall be for the exclusive use of Tenant, and Tenant shall not lease, license or otherwise authorize or use the cabling and/or conduit to provide telecommunications or other services to any other Tenant or occupant of the Building.

(iv)

All Work shall be at Tenant’s sole cost and expense, and in compliance with all applicable federal, state and local laws and regulations, including fire codes, and all floor and wall penetrations made as a result of any Work shall be sealed and returned to their designed fire rating by the use of appropriate fire stopping materials. Tenant shall be solely responsible for obtaining any and all permits associated with such Work. Tenant shall comply, and shall cause any and all contractors and subcontractors performing Work in the Building to comply, with Landlord’s construction rules and regulations. Without limiting the generality of the foregoing, all Work shall be performed at such times and in such manner (as reasonably designated by Landlord) as to minimize any interference with the business operations of Building Tenants. Tenant’s Installation shall be operated in a manner so that no element or component thereof interferes with any equipment properly located in or on the Building, and if Tenant should cause such measurable interference, Tenant shall eliminate it within twenty-four (24) hours after notice thereof.

(v)

Tenant shall keep the Building free and clear from any mechanics’ liens, vendor liens or any other liens arising out of any Work, including without limitation, any and all construction, installation, or maintenance or removal activities performed or materials or equipment furnished by or for the account of Tenant in connection with this License.

(vi)	No junction boxes, splices, hubs or any other equipment will be installed in the Building, MPOE room or telephone closets as part of Tenant’s Installation.

(vii)

Tenant shall not alter, reconfigure, relabel or in any manner manipulate any of the existing telecommunications and/or electrical wiring in the Building without the prior written approval of Landlord, which Landlord may withhold in its sole and absolute discretion.

(viii)

Landlord reserves the right (upon thirty (30) days’ prior notice to, but otherwise without the consent of, Tenant) to make improvements and/or additions to portions of the Building, including, without limitation, undertaking structural, roof replacement and maintenance and seismic improvement projects in the

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Building. Such construction activity may result in columns, beams and other structural components being placed in the Riser and/or a relocation of the Riser. Landlord, upon thirty (30) days’ prior written notice to Tenant, may require that Tenant relocate, either permanently or temporarily, all or part of Tenant’s Installation to accommodate Landlord’s construction activities, and Tenant shall comply with Landlord’s request within said thirty (30) day period. Any such temporary or permanent relocation shall be at Tenant’s sole cost and expense.

(ix)

Landlord makes no warranty or representation that the Building or riser is suitable for Tenant’s use, it being assumed that Tenant has inspected the Building and riser accepts the same in their “as is” condition, and agrees that Landlord is under no obligation to perform any work or provide any materials to prepare the Building or riser for use under this License.

(x)	Tenant shall be responsible for payment of any and all applicable taxes or assessments, if any, attributable to or levied against Tenant’s Installation during the term of this License.

(xi)

At the termination of the Lease, Tenant shall remove all portions of Tenant’s Installation located in any telephone riser closet or located in Tenant’s Premises, interconnecting telephone riser closets from floor to floor, and interconnecting any telephone riser closets with equipment located elsewhere within Tenant’s Premises. If Tenant fails to remove Tenant’s Installation as directed by Landlord, Landlord may remove and dispose of Tenant’s Installation at the expense of Tenant.

(xii)

Tenant covenants that Tenant’s Installation shall be at Tenant’s sole cost and risk. Tenant hereby waives as against Landlord, and releases Landlord from, all claims for damage to any property or injury, illness or death of any person in, upon or about the Building arising from Tenant’s Installation or any and all Work, howsoever caused, other than by reason, and to the extent, of the gross negligence or willful act of Landlord.

(xiii)

Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, actions, damages, liability, costs and expenses (including attorneys’ fees) in connection with loss of life, personal injury, damage to the property or business or any other loss or injury arising out of Tenant’s Installation, or any Work, or use of Tenant’s Installation, or the access to the Tenant’s Installation, by any employee, agent, contractor, invitee or other person acting on behalf of Tenant, or a breach by Tenant of the terms of this License, unless caused by Landlord’s willful misconduct or gross negligence.

(xiv)

In no event shall Landlord be responsible or liable to Tenant, or to any person or entity claiming under Tenant, for any consequential or punitive damages, including (but not limited to) lost profits, no matter what the cause, including (but not limited to) any temporary or permanent: (i) interference by any person or entity with Tenant’s Installation, (ii) interruption of utilities or other services to or for Tenant’s Installation, (iii) interruption in access to Tenant’s Installation, (iv) act or omission arising in connection with Tenant’s Installation, or any Work related thereto or any use thereof.

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3. License Fee. Commencing on the Effective Date and until termination of this License, Tenant shall pay Landlord a Telecommunications License Fee of amount Dollars ($20.00) per month.

4. License Term. This License shall commence as of the date first set forth above, and shall be coterminous with the Lease, as such Lease may be extended.

5. Brokers. Tenant hereby warrants that it has had no dealings with any real estate broker, agent or finder in connection with the negotiation of this Amendment, and agrees to indemnify and defend Landlord against and hold it harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker, agent or finder. The terms of this Paragraph 5 shall survive the expiration or earlier termination of this Amendment.

6. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[signature page follows]

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IN WITNESS WHEREOF, this Number Amendment has been executed as of the day and year first above written.

TENANT:			LANDLORD:

1LIFE HEALTHCARE, INC., a Delaware corporation			ONE EMBARCADERO CENTER VENTURE, a California general partnership

BY:	/s/ Bjorn Thalen		BY:	BOSTON PROPERTIES LLC, a
	Bjorn Thalen			Delaware limited liability company, its managing general partner
	Its:	CFO

BY:				BY:	BOSTON PROPERTIES LIMITED
PARTNERSHIP, a Delaware limited
	Its:				Partner, its managing member

					BY:	BOSTON PROPERTIES, INC.,
a Delaware corporation, its general partner

						BY:	/s/ Rod Diehl
Rod Diehl Senior Vice President, Leasing

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EXHIBIT A

IMG Technologies, Inc.

EC1 East Floor by Floor Penetration

17th Floor

16th Floor

15th Floor

14th Floor

1

IMG Technologies, Inc.
www.imgtechnologies.net ▪ 888-464-5520

AS-BUILT-

April 12, 2019

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